Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

dated as of

June 13, 2019

by and among

CHEWY, INC.

and

THE OTHER PERSONS SET FORTH ON THE SIGNATURE PAGES HERETO

i

ii

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (the “Agreement”), dated as of June 13, 2019, by and among Chewy, Inc., a Delaware corporation (the “Company”), and the Persons (as defined herein) set forth on the signature pages hereto (together with all other Persons who become Company stockholders party hereto in accordance with this Agreement, the “Stockholders”).

WHEREAS, in connection with the IPO (as defined herein), the Stockholders and the Company desire to address herein certain relationships among themselves.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

An “AFFILIATE” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“BENEFICIAL OWNERSHIP” has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that a person will be deemed to have “beneficial ownership” of all securities that person has the right to acquire, whether the right is exercisable immediately, only after the passage of time or only after the satisfaction of conditions. The terms “BENEFICIALLY OWN” and “BENEFICIAL OWNER” shall have correlative meanings.

“BOARD” means the board of directors of the Company.

“BOARD NOMINATION TERMINATION DATE” means the first date after the date hereof on which the Stockholders cease to hold Voting Securities representing at least a majority of the voting power of the outstanding Voting Securities of the Company.

“BUSINESS DAY” means any day except a Saturday, a Sunday or other day on which the SEC or the banking institutions in New York, New York are authorized or required by law to be closed.

“BY-LAWS” means the by-laws of the Company, as may be amended and/or restated from time to time.

“CERTIFICATE OF INCORPORATION” means the certificate of incorporation of the Company, as may be amended and/or restated from time to time.

“CLASS A SHARES” means shares of the Class A common stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class A Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CLASS B SHARES” means shares of the Class B common stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class B Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of company securities, by contract or otherwise.

A “CONTROLLED AFFILIATE” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is Controlled by such Person.

“DEMAND STOCKHOLDER” means any Stockholder which Beneficially Owns, together with its Affiliates, a number of Registrable Securities representing at least five percent (5%) of the aggregate number of Class A Shares issued and outstanding immediately after the consummation of the IPO (calculated, without duplication, on the basis that all issued and outstanding Class B Shares had been converted into Class A Shares).

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“FILINGS” means annual, quarterly and current reports and other documents filed or furnished by the Company or any Subsidiary of the Company under the Exchange Act; annual reports to stockholders, annual and quarterly statutory statements of the Company or any Subsidiary of the Company; and any registration statements, prospectuses and other documents filed or furnished by the Company or any of its Subsidiaries or Controlled Affiliates under the Securities Act.

“FINRA” means the Financial Industry Regulatory Authority Inc.

“FREE WRITING PROSPECTUS” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“IPO” means the initial public offering of Class A Shares pursuant to an effective Registration Statement under the Securities Act.

“IPO UNDERWRITING AGREEMENT” means the underwriting agreement, dated as of June 13, 2019, by and among the Company, the selling stockholder named therein and the underwriters named therein.

“ISSUER FREE WRITING PROSPECTUS” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“MAJORITY STOCKHOLDERS” means Stockholders holding a majority of the Class B Shares held by the Stockholders.

“PERMITTED TRANSFEREE” means, with respect to a Stockholder (a) any other Stockholder, (b) such Stockholder’s Affiliates, (c) any member, stockholder, or general or limited partner of such Stockholder and (d) any other Person approved by the Company in its sole and absolute discretion.

“PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“PIGGYBACK STOCKHOLDER” means any Stockholder that Beneficially Owns Registrable Securities.

“REGISTRABLE AMOUNT” means a number of Registrable Securities representing at least one percent (1%) of the aggregate number of Class A Shares issued and outstanding immediately after the consummation of the IPO (calculated, without duplication, on the basis that all issued and outstanding Class B Shares had been converted into Class A Shares).

“REGISTRABLE SECURITIES” means any Class A Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise Transferred by the holder thereof pursuant to such effective registration statement, or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act. Notwithstanding the foregoing, any Registrable Securities held by any Person that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 (as confirmed by an opinion of the Company’s counsel) shall not be deemed to be Registrable Securities.

“REPRESENTATIVE” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“SECURITIES ACT” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“SUBSIDIARY” or “SUBSIDIARIES” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“TRANSFER” means, with respect to any securities, to sell, assign, transfer or otherwise dispose of such securities.

“UNDERWRITTEN OFFERING” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“VOTING SECURITIES” means Class A Shares, Class B Shares and any other securities of the Company entitled to vote generally in the election of directors of the Company.

ARTICLE II

TRANSFER

Section 2.1 Transfers and Joinders. If a Stockholder effects any Transfer of Class A Shares or Class B Shares to a Permitted Transferee, such Permitted Transferee shall, if not a Stockholder, within five (5) Business Days of such Transfer execute a joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be a “Stockholder” for all purposes of this Agreement and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement.

Section 2.2 Binding Effect on Transferees. Subject to execution of a joinder to this Agreement with five (5) Business Days of the applicable Transfer, in form and substance reasonably acceptable to the Company, pursuant to Section 2.1, such Permitted Transferee shall become a Stockholder hereunder.

Section 2.3 Additional Purchases. Any Registrable Securities Beneficially Owned by a Stockholder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.

Section 2.4 Charter Provisions. The parties hereto shall use their respective reasonable efforts (including voting or causing to be voted all of the Voting Securities held of record by such party or Beneficially Owned by such party by virtue of having voting power over such Voting Securities) so as to prevent any amendment to the Certificate of Incorporation or By-Laws as in effect as of the date of this Agreement that would (a) add restrictions to the transferability of the Voting Securities by any Stockholder at the time of such an amendment, which restrictions are beyond those then provided for in the Certificate of Incorporation, this Agreement or applicable securities laws or (b) nullify any of the rights of any Stockholder at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Stockholder.

ARTICLE III

BOARD REPRESENTATION

Section 3.1 Nominees.

(a) Until the Board Nomination Termination Date, the Company and each Stockholder that holds Class B Shares shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Voting Securities held of record by such Stockholder or Beneficially Owned by such Stockholder by virtue of having voting power over such Voting Securities, and, with respect to the Company, as provided in Sections 3.1(c) and (d)) so as to cause to be elected to the Board, and to cause to continue in office, not more than thirteen (13) directors (or such other number of directors as the Majority Stockholders may agree to in writing), and at any given time a number of directors equal to a majority of the Board shall be individuals designated by the Majority Stockholders.

(b) Until the Board Nomination Termination Date, if the Majority Stockholders notify the Company and the other Stockholders of their desire to remove, with or without cause, any director, the Stockholders shall vote or cause to be voted all of the shares of Voting Securities held of record by such Stockholders or Beneficially Owned by such Stockholders by virtue of having voting power over such Voting Securities and take all other reasonable actions within its control to cause the removal of such director.

(c) The Company agrees to include in the slate of nominees recommended by the Board those persons designated by the Majority Stockholders in accordance with Section 4.1(a) and to use its reasonable best efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable law.

(d) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by the Majority Stockholders in accordance with Section 4.1(a), the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of the Majority Stockholders. In the event that the size of the Board is expanded to more than thirteen (13) directors, the Company agrees to take at any time and from time to time all actions necessary to cause the Board to continue to have the number of the designees of the Majority Stockholders that corresponds to the requirements of Section 4.1(a).

(e) For the purposes of this Article III, the term “Stockholder” shall include solely those Stockholders that hold Class B Shares.

Section 3.2 Committees. For so long as this Agreement is in effect and to the extent requested by the Majority Stockholders, the Company shall take all reasonable actions within its control at any given time so as to cause to be appointed to any committee of the Board a number of directors designated by the Majority Stockholders that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that the Majority

Stockholders are entitled to designate to the Board under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the SEC and the the New York Stock Exchange or by any other applicable stock exchange. It is understood by the parties hereto that the Majority Stockholders shall not be required to have its directors represented on any committee and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period.

ARTICLE IV

TERMINATION

Section 4.1 Term. The terms of this Agreement shall terminate, and be of no further force and effect:

(a) upon the mutual consent of all of the parties hereto; and

(b) with respect to a Stockholder, at such time that such Stockholder together with its Affiliates cease to Beneficially Own a Registrable Amount.

Section 4.2 Survival. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in this Section 4.2, Section 5.2 (which shall terminate, and be of no further force and effect, with respect to each Stockholder, at such time as such Stockholder and its Affiliates ceases to Beneficially Own a Registrable Amount), Section 5.7, Article VI, Section 7.8 and Section 7.9; (ii) the rights with respect to the breach of any provision hereof by the Company; and (iii) any registration rights vested or obligations accrued as of the date of termination of this Agreement to the extent, in the case of registration rights so vested, if such Stockholder ceases to meet the definition of a Stockholder under this Agreement subsequent to the vesting of such registration rights as a result of action taken by the Company.

ARTICLE V

REGISTRATION RIGHTS

Section 5.1 Demand Registration.

(a) At any time after the date that is one hundred and eighty (180) days after the date of the IPO Underwriting Agreement (or such earlier date as is permitted by the terms, or any waiver, of an applicable lock-up agreement entered into with the underwriters in connection with the IPO), any Stockholders that on the date a Demand (as hereinafter defined) is made constitute Demand Stockholders (a “Requesting Stockholder”) shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of a number of Registrable Securities that equals or is greater than the Registrable Amount (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as practicable under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand which may be an Underwritten Offering;

(ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 5.1(b); and

(iii) all Class A Shares which the Company may elect to register in connection with any offering of Registrable Securities, but subject to Section 5.1(f);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Class A Shares, if any, to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder (or Requesting Stockholders). Within two (2) Business Days after receipt of a Demand, the Company shall give written notice of such Demand to all other Stockholders. Subject to Section 5.1(f), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within five (5) Business Days after the Company’s notice required by this paragraph has been given. Such written request shall comply with the requirements of a Demand as set forth in this Section 5.1(b).

(c) Each Demand Stockholder shall be entitled to an unlimited number of Demand Registrations until such time as such Stockholder Beneficially Owns together with its Affiliates less than a Registrable Amount.

(d) Demand Registrations shall be on such registration form of the SEC for which the Company is eligible as shall be selected by the Requesting Stockholders, including, to the extent permissible, an automatically effective registration statement or an existing effective registration statement filed by the Company with the SEC, and shall be reasonably acceptable to the Company.

(e) The Company shall not be obligated to effect any Demand Registration (A) within ninety (90) days of a “firm commitment” Underwritten Offering in which all Stockholders were given “piggyback” rights pursuant to Section 5.2 (subject to Section 5.1(f)) and provided that at least 50% of the number of Registrable Securities requested by such Stockholders to be included in such Demand Registration were included or (B) within ninety (90) days of any other Underwritten Offering pursuant to Section 5.3(e). In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for a reasonable period of time not to exceed ninety (90) days in succession the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice, or for more than one hundred and twenty (120) days in the aggregate, in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-

public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Stockholders shall have the right to withdraw such Demand in accordance with Section 5.4.

(f) The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such Demand Registration) advises the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Stockholders, which, in the opinion of the underwriter can be sold without adversely affecting the marketability of the offering, pro rata among such Stockholders requesting such Demand Registration on the basis of the number of such securities held by such Stockholders and such Stockholders that are Piggyback Sellers (as defined below); (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the number of such other securities requested to be included or such other method determined by the Company.

(g) Any investment bank(s) that will serve as an underwriter with respect to such Demand Registration or, if such Demand Registration is not an Underwritten Offering, any investment bank engaged in connection therewith, shall be selected by the Stockholder participating in such Demand Registration that holds a number of Registrable Securities included in such Demand Registration constituting a plurality of all Registrable Securities included in such Demand Registration.

Section 5.2 Piggyback Registration.

(a) Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company (x) on a registration statement on Form S-4 or (y) on a registration statement on Form S-8 (or in any of the cases of (x) or (y) on any successor forms thereto)) (each a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give each Stockholder that on such date constitutes a Piggyback Stockholder prompt written notice thereof (but not less than five (5) Business Days prior to the filing by the Company with the SEC of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of any Person that on the date of such Piggyback Notice constitutes a Piggyback Stockholder (any such Persons a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller), given within two (2) Business Days after such Piggyback Notice is received by such Person, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration.

(b) If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such registration) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers and securities sought to be registered by Other Demanding Sellers (if any), pro rata on the basis of the number of Class A Shares proposed to be sold by such Piggyback Sellers and Other Demanding Sellers and (C) third, other equity securities held by any Other Proposed Sellers; or

(ii) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller and the Piggyback Sellers pro rata in proportion to the number of Class A Shares sought to be registered by all such Other Demanding Sellers (if any) and Piggyback Sellers and (B) second, other equity securities proposed to be sold by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.

(c) In connection with any Underwritten Offering under this Section 5.2 for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the Underwritten Offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company.

(d) If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 5.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each Piggyback Stockholder within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 5.1.

Section 5.3 Shelf Registration.

(a) Subject to Section 5.3(e), and further subject to the availability of a Registration Statement on Form S-3 or a successor form, which may be an automatically effective registration statement at any time the Company is eligible (“Form S-3”), to the Company, any Stockholder may by written notice delivered to the Company (the “Shelf Notice”) require the Company to (i) file as promptly as practicable (but no later than 30 days after the date the Shelf Notice is delivered), and to use reasonable best efforts to cause to be declared effective by the SEC at the earliest possible date permitted under the rules and regulations of the SEC (but no later than 60 days after such filing date), a Form S-3 (which, if the Company is eligible, shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act)), or (ii) use an existing Form S-3 filed with the SEC, in each case providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities Beneficially Owned by such Stockholder (or any of its Permitted Transferees who are Stockholders), as the case may be, and any other Persons that at the time of the Shelf Notice meet the definition of a Stockholder who elect to participate therein as provided in Section 5.3(c) (the “Shelf Registration Statement”).

(b) Each Stockholder shall be entitled to require the Company to file an unlimited number of Shelf Registration Statements until such time as such Stockholder Beneficially Owns together with its Affiliates less than a Registrable Amount.

(c) Within five (5) Business Days after receipt of a Shelf Notice pursuant to Section 6.3(a), the Company will deliver written notice thereof to each Piggyback Stockholder. Each Piggyback Stockholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within five (5) Business Days after the Shelf Notice is received by any such Piggyback Stockholder.

(d) Subject to Section 5.3(e), the Company will use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).

(e) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Stockholders who elected to participate in the Shelf Registration Statement, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 90 days in succession or 120 days in the aggregate in any 12 month period (a “Suspension Period”) if the Board determines in good faith and in its reasonable judgment that it is required to disclose in the Shelf Registration Statement material, non-public information that the Company has a bona fide business purpose for preserving as confidential. Immediately upon receipt of such notice, the Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Stockholder, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), any Stockholder may notify the Company of its intent to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”). Such notice shall specify (x) the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering and (y) the identity of the Stockholder(s) requesting such Shelf Underwritten Offering. Upon receipt by the Company of such notice, the Company shall promptly comply with the applicable provisions of this Agreement, including those provisions of Section 5.6 relating to the Company’s obligation to make filings with the Commission, assist in the preparation and filing with the SEC of prospectus supplements and amendments to the Shelf Registration Statement, participate in “road shows,” agree to customary “lock-up” agreements with respect to the Company’s securities and obtain “comfort” letters, and the Company shall take such other actions as necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. In any Shelf Underwritten Offering, the investment bank(s) and managers that will serve as lead or co-managing underwriters with respect to the offering of such Registrable Securities shall be selected by the Stockholders participating in such Shelf Underwritten Offering that hold a majority of the Registrable Securities included in such Shelf Underwritten Offering.

(g) If Stockholders wish to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the time periods set forth above, such Stockholders shall notify the Company of the block trade Shelf Underwritten Offering not less than two (2) Business Days prior to the day such offering is to commence. The Company shall promptly notify other Stockholders which hold Registrable Securities of such block trade Shelf Underwritten Offering and such other holders of Registrable Securities must elect whether or not to participate by 11:00 a.m., New York time on the next business day (i.e., one business day prior to the day such offering is to commence) and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as two business days after the date it commences).

Section 5.4 Withdrawal Rights.

Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten days following the mailing of such notice, such holder(s) of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by their Permitted Transferees who are Stockholders, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.

Section 5.5 Holdback Agreements.

(a) In connection with any Underwritten Offering, each Stockholder will enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by the Majority Stockholders. Without limiting the generality of the foregoing, each Stockholder hereby agrees that in connection with any Demand Registration, Shelf Underwritten Offering or Piggyback Registration that is an Underwritten Offering, not to (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be owned beneficially by such Stockholder in accordance with the rules and regulations of the SEC) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, commencing on the date on which the Company gives notice to the Stockholders that a preliminary prospectus has been circulated for such Underwritten

Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final prospectus (such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”), in each case with such modifications and exceptions as may be approved by the Majority Stockholders. The Company may impose stop-transfer instructions with respect to any Securities or Other Securities subject to the restrictions set forth in this Section 5.5(a) until the end of such Holdback Period. Notwithstanding the foregoing, no Stockholder (other than officers and directors of the Company) will be subject to the Holdback Period in connection with a block Shelf Underwritten Offering unless such Stockholder was provided notice one day prior to such block Shelf Underwritten Offering and provided the opportunity to participate therein (whether or not such Stockholder elects to participate in such block trade).

(b) The Company (i) will not file any registration statement for a sale or distribution by the Company, one of its Subsidiaries and/or stockholders to the public of Securities or Other Securities pursuant to an offering registered under the Securities Act or cause any such registration statement to become effective, or effect any public sale or distribution of its Securities or Other Securities during any Holdback Period (other than as part of such Underwritten Offering, or a registration on Form S-4 or Form S-8 or any successor or similar form) and (ii) will cause each of its directors and executive officers to agree not to effect any Sale Transaction during any Holdback Period, except as part of such Underwritten Offering (if otherwise permitted), unless approved in writing by the Majority Stockholders and the underwriters managing the Underwritten Offering and to enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by the Majority Stockholders.

Section 5.6 Registration Procedures.

(a) If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 5.1, 5.2 and 5.3 the Company shall as promptly as practicable (in each case, to the extent applicable):

(i) prepare and file with the SEC a registration statement to effect such registration, cause such registration statement to become effective at the earliest possible date permitted under the rules and regulations of the SEC and thereafter use reasonable best efforts to cause such registration statement to remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel (it being understood that counsel to the Selling Holders will conduct its review and provide any comments promptly);

(ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith and any Exchange Act reports incorporated by reference therein as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holder(s) set forth in such registration statement or (x) in the case of a Demand Registration pursuant to Section 5.1, the expiration of 60 days after such registration statement becomes effective, (y) in the case of a Piggyback Registration pursuant to Section 5.2, the expiration of 60 days after such registration statement becomes effective or (z) in the case of a Shelf Registration pursuant to Section 5.3, the Shelf Registration Effectiveness Period;

(iii) furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each Free Writing Prospectus utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and any Issuer Free Writing Prospectus and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;

(iv) use reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(v) use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Stock Market;

(vi) use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(vii) obtain for each Selling Holder and any underwriter:

(A) an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Selling Holder and/or underwriters, and

(B) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in AU Section 634 of the AICPA Professional Standards, an “agreed upon procedures” letter) signed by the independent registered public accountants who have certified the Company’s financial statements included in such registration statement (and, if necessary, any other independent registered public accountant of any Subsidiary of the Company or any business acquired by the Company from which financial statements and financial data are, or are required to be, included in the registration statement);

(viii) promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable such Selling Holder or underwriter to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement promptly; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such holder of Registrable Securities requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix) promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:

(A) the filing of the registration statement, the prospectus or any prospectus supplement related thereto, any Issuer Free Writing Prospectus or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

(C) the issuance by the SEC or any of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

(D) when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the registration statement; and

(E) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any Proceeding for such purpose;

(x) notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

(xii) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to Selling Holders, as promptly as practicable, an earnings statement of the Company covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii) use its reasonable best efforts to assist Stockholders who made a request to the Company to provide for a third party “market maker” for the Class A Shares; provided, however, that the Company shall not be required to serve as such “market maker”;

(xiv) cooperate with any Selling Holder and any underwriters and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law), if necessary or appropriate, representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates, if necessary or appropriate;

(xv) have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xvi) have appropriate officers of the Company, and cause representatives of the Company’s independent registered public accountants, to participate in any due diligence discussions reasonably requested by any Selling Holder or any underwriter;

(xvii) if requested by any underwriter or the Majority Stockholders, agree, and cause the Company and any directors or officers of the Company to agree, to be bound by customary “lock-up” agreements restricting the ability to dispose of Company securities and file or cause the filing of any registration statement under the Securities Act;

(xviii) if requested by any Selling Holders or any underwriter, promptly incorporate in the registration statement or any prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities;

(xix) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of FINRA;

(xx) otherwise use reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xxi) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and all reporting requirements under the rules and regulations of the Exchange Act;

(xxii) cause any officer of the Company to participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows and other investor meetings; and

(xxiii) use reasonable best efforts to take any action requested by the Selling Holders, including any action described in clauses (i) through (xxii) above to prepare for and facilitate any “over-night deal” or other proposed sale of Registrable Securities over a limited timeframe.

The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.

Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall furnish to the underwriter, if any (or, if no underwriter, the Selling Holder), unlegended certificates representing ownership of the Registrable Securities being sold (unless, in the Company’s sole discretion, such Registrable Securities are to be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form), in such denominations as requested and instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(b) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.6(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.6(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day or two year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 5.6(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

Section 5.7 Registration Expenses.

All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (i) (A) all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, (B) all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720 or the equivalent rule incorporated into the FINRA rulebook), (C) all fees and expenses of compliance with securities and “blue sky” laws, (D) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, (E) all messenger and delivery expenses, (F) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters, “agreed-on-procedure” letter and opinions), (G) fees and expenses of one counsel to the Stockholders selling in such registration (which firm shall be selected by the Stockholders selling in such registration that hold a majority of the Registrable Securities included in such registration, provided that such counsel is reasonably acceptable to the Company) and (H) except as otherwise provided in this Section 5.7, the fees and expenses (including transfer taxes) of every nationally recognized investment bank engaged in connection with a Demand Registration or a Piggyback Registration that is not an Underwritten Offering (collectively, the “Registration Expenses”) and (ii) any expenses described in clauses (i)(A) through (i)(H) above incurred in connection with the marketing and sale of Registrable Securities shall be borne by the Company, in each case regardless of whether a registration is effected, marketing is commenced or a sale is made. The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.

Section 5.8 Request for Information. Not less than five (5) Business Days (or such shorter period expressly provided herein) before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Stockholder who has timely provided the requisite notice hereunder entitling the Stockholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Stockholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Stockholder, the Company may file the Registration Statement without including Registrable Securities of such Stockholder. The failure to so include in any registration statement the Registrable Securities of a Stockholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Stockholder.

Section 5.9 No Grant of Future Registration Rights. The Company shall not grant any shelf, demand, piggyback or incidental registration rights that are (a) senior to the rights granted to the Stockholders hereunder to any other Person or (b) more favorable to such other Person in any respect as compared to the rights of the Stockholders under this Agreement without the prior written consent of the Majority Stockholders.

Section 5.10 Confidentiality. Each Stockholder agrees to treat as confidential the receipt of any notice hereunder and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Stockholder in breach of the terms of this Agreement).

ARTICLE VI

INDEMNIFICATION

Section 6.1 General Indemnification. The Company agrees to indemnify and hold harmless each Stockholder and its Affiliates and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Stockholder or such other indemnified Person against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”) incurred by such Stockholder or other indemnified Person before or after the date of this Agreement, in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, “Actions”) and based on, arising out of, pertaining to or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any Filing or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or (ii) any Action to which any Stockholder or other indemnified Person is made a party or involved in its capacity as a stockholder or owner of securities of the Company (or in their capacity as an officer, director, employee, manager, partner, agent or controlling person of such Stockholder or other such indemnified party), provided that the foregoing indemnification rights shall not be available to the extent that (A) any such Losses are incurred as a result of such Stockholder’s willful misconduct or gross negligence, (B) any such Losses are incurred as a result of non-compliance by such Stockholder with any laws or regulations applicable to any of them, (C) any such Losses are incurred as a result of non-compliance by such Stockholder with its obligations under this Agreement, (D) subject to the rights of contribution provided for below, to the extent indemnification for any Losses would violate any applicable law, regulation or public policy; or (E) in the case of clause (i) above, other than misstatements or omissions made in reliance on information relating to and furnished by such Stockholder in writing expressly for use in the preparation of such Filing. For purposes of this Section 6.1, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Stockholder or such other indemnified Person as to any previously advanced indemnity payments made by the Company under this Section 6.1, then such payments shall be promptly repaid by such Stockholder or such other indemnified Person to the Company. The rights of any Stockholder or such other indemnified Person to indemnification hereunder will be in addition to any other rights any such party may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Stockholder or such other indemnified Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. In the event of any payment of indemnification pursuant to this Section 6.1, so long as any Stockholder or such other indemnified Person is fully indemnified for all Losses, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of the Stockholder or such other indemnified Person to which such payment is made against all other Persons. The indemnity agreement contained in this Section 6.1 shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

Section 6.2 Registration Statement Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and officers, directors, employees, managers, members, partners and Affiliates from and against all Losses caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, any Issuer Free Writing Prospectus, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein and except to the extent such Selling Holder or other indemnified Person is indemnified for such Losses pursuant to Section 6.1. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold. Reimbursements payable pursuant to the indemnification contemplated by this Section 6.2(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such Selling Holder will furnish to the Company in writing information regarding such Selling Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, Issuer Free Writing Prospectus, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder’s obligation to indemnify the Company hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.

Section 6.3 Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

Section 6.4 Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an Action effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action. Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VI shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article VI shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any indemnified party, the Company, its directors or officers, or any person controlling the Company, and (ii) any termination of this Agreement. The parties hereto shall, and shall cause their respective Subsidiaries or Controlled Affiliates to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article VI are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to herein.

Section 6.5 Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by email (provided a copy is thereafter promptly delivered as provided in this Section 7.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or email address as may hereafter be designated in writing by such party to the other parties:

(a)	If to the Company, to:

Chewy, Inc. 1855 Griffin Road, Suite B-428 Dania Beach, Florida 33004 Attention: General Counsel Email: shelfrick@chewy.com with a copy to:

Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022
	Attention:	Joshua Korff Tim Cruickshank
	Email:	jkorff@kirkland.com tim.cruickshank@kirkland.com

(b)	if to a Stockholder, to:

the address and email address set forth in the records of the Company.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by email, with confirmation received, to the email addresses specified above (or at such other address or email address for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 7.2 Interpretation. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 7.3 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 7.5 Adjustments Upon Change of Capitalization. In the event of any change in the outstanding Class A Shares and Class B Shares, as applicable, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class A Shares” and “Class B Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Class A Shares and Class B Shares, as applicable.

Section 7.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, except as provided in Article VI, any rights or remedies hereunder.

Section 7.7 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that such Stockholder will prepare and file with the SEC filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of Voting Securities and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

Section 7.8 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS

PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 7.9 Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Stockholders at their respective addresses referred to in Section 7.1; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 7.10 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.11 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until (i) if required under Section 2.1, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 2.1, and (ii) such transferee can establish Beneficial Ownership or ownership of record of a Registrable Amount (whether individually or together with its Affiliates). Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 7.12 Rule 144. The Company covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

CHEWY, INC.

By:	/s/ Susan Helfrick
Name: Susan Helfrick
Title: General Counsel

[Signature Page to Investor Rights Agreement]

PETSMART BUDDY HOLDINGS CORP.

By:	/s/ Alan Schnaid
Name: Alan Schnaid
Title: President and Chief Financial Officer

BUDDY CHESTER SUB CORP.

By:	/s/ Alan Schnaid
Name: Alan Schnaid
Title: Authorized signatory

BUDDY HOLDINGS CORP.

By:	/s/ Alan Schnaid
Name: Alan Schnaid
Title: Authorized signatory

[Signature Page to Investor Rights Agreement]